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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2003, except for Note 15 as to which the date is October 7, 2003, relating to the financial statements of Advancis Pharmaceutical Corporation for the year ended December 31, 2002, which appears in Advancis Pharmaceutical Corporation's Registration Statement on Form S-1 (File No. 333-107599).


/s/ Pricewaterhousecoopers LLP

McLean, Virginia
October 15, 2003